Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Announces Divestiture of Two Business Units,
Provides Update on Strategic Restructuring Plan

SOUTH BEND, Ind., Feb. 9, 2010 – Industrial services provider MISCOR Group, Ltd. (OTC BB: MIGL) today announced the sale of its Martell Electric, LLC and Ideal Consolidated, Inc. business units and provided an update regarding its previously announced restructuring plan.  Upon completion of the plan, MISCOR’s remaining subsidiaries will be aligned with the Company’s refocused business strategy, which includes an emphasis on maintenance, repair, remanufacturing and manufacturing of mechanical and electrical equipment for customers in the industrial and utility industries.

The two business units, part of the Company’s Construction Services segment, were sold for $3.5 million to John Martell, President and CEO of MISCOR and his wife Bonnie Martell.  The consideration for the transaction comprised $750,000 in cash and a reduction by $2,750,000 of a $3 million note that was owed to Mr. Martell by MISCOR.  The financial terms of the transaction, which closed on Wednesday, Feb.3,  were supported by an independent fairness opinion provided to the Company’s Board of Directors by Western Reserve Partners, LLC of Cleveland.

Going forward, Mr. Martell will remain in his role of President of the two divested companies, and in the interim, will also remain with MISCOR to assist the Company in completing its transition to a new CEO.  MISCOR is beginning the search process for a new CEO, and once the process is complete, Mr. Martell will step down as CEO but maintain an active role in the Company as non-executive Chairman of the Board.

To further support the Company’s focus on the industrial services segment, MISCOR also announced the planned relocation of its headquarters from South Bend, Ind. to Massillon, Ohio, the main location of Magnetech Industrial Services, Inc.  MISCOR continues to work with Western Reserve and interested parties to develop a solution for the divestiture of the rail segment of its business.

MISCOR also announced that it has reached an agreement with its lender, Wells Fargo Bank, regarding an amendment to its current credit facility.  Wells Fargo continues to be supportive of the Company’s restructuring plan and other potential strategic initiatives intended to reduce MISCOR’s indebtedness through asset sales, divestitures and other alternatives.

“The initiatives announced today are a testament to the continued progress we’ve made to ensure that MISCOR remains positioned and appropriately structured to achieve sustainable long-term growth and profitability,” said John A. Martell, President and CEO of MISCOR Group.  “Given the ongoing challenges in the macroeconomic environment, we must remain focused on the effective execution of our restructuring plan, which is designed to reduce our operating costs, better align our management team and focus our efforts on MISCOR’s core industrial and utility services business.”

About MISCOR
South Bend, Ind.-based MISCOR Group, Ltd. (OTC BB: MIGL) currently provides electrical and mechanical solutions to industrial, commercial and institutional customers through two segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries, including electric motor and wind power, and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries; and Rail services, consisting of the Company’s manufacturing and rebuilding of power assemblies, engine parts, and other components related to large diesel engines and its locomotive maintenance, remanufacturing, and repair services for the rail industry.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements reflect the Company's views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company's future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items.  There are a number of factors, many of which are beyond the Company's control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict.  Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, ability to complete planned divestitures and varying and sometimes volatile economic conditions.  For further discussion of risks and uncertainties, individuals should refer to the Company's SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:
Karen Keller, Jeff Lambert
Lambert, Edwards & Associates
(616) 233-0500 kkeller@lambert-edwards.com